UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 12, 2021

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A common stock	QRTEA	The Nasdaq Stock Market LLC
Series B common stock	QRTEB	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Redeemable Preferred Stock	QRTEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Michael A. George and Announcement of David Rawlinson II as Successor

As previously disclosed, on November 17, 2020, QVC, Inc. (“QVC”), a wholly-owned subsidiary of Qurate Retail, Inc. (“QRI”), and Michael A. George entered into an amendment to his employment agreement, effective December 16, 2015, to extend the term of Mr. George’s services through December 31, 2021, unless terminated earlier in accordance with the terms of his employment agreement.  Mr. George has served as President and Chief Executive Officer of QRI since March 9, 2018. He has also served as President and Chief Executive Officer of QVC since November 2005 and April 2006, respectively. Pursuant to the terms of his amended employment arrangement, Mr. George agreed to work with the Board of Directors of QRI (the “Board”) and its Chairman, Gregory B. Maffei, to identify a successor and assist in the transition of his duties and responsibilities.

On July 12, 2021, the Compensation Committee (the “Compensation Committee”) of the Board approved the entry by QRI into an employment agreement (the “Employment Agreement”) with David Rawlinson II, effective July 12, 2021 (the “Effective Date”), and on July 13, 2021, QRI issued a press release announcing Mr. Rawlinson as Mr. George’s successor. With respect to his roles at QRI and QVC, Mr. George will step down as President effective August 1, 2021 and as Chief Executive Officer effective October 1, 2021.

As described in more detail below, effective August 1, 2021, Mr. Rawlinson will serve as President and Chief Executive Officer-Elect of QRI, with Mr. George continuing as Chief Executive Officer, and effective October 1, Mr. Rawlinson will serve as President and Chief Executive Officer of QRI, with Mr. George assuming the role of Senior Advisor. Mr. George will resign from the Board effective January 1, 2022, at which time Mr. Rawlinson is expected to join the Board.

Mr. Rawlinson, age 45, was the chief executive officer of NielsenIQ (formerly Nielsen Global Connect), from February 2020 to March 2021. From November 2015 to February 2020, he served as president of the Global Online Business at W.W. Grainger, Inc. (“Grainger”). Mr. Rawlinson joined Grainger in July 2012 and previously served as the vice president of operations for the Global Online Business, and prior to that, vice president, deputy general counsel and corporate secretary of Grainger. Mr. Rawlinson worked for ITT Exelis (formerly ITT Corp.) from 2009 to 2012, most recently as vice president, general counsel and director of corporate responsibility of the Electronic Systems division. Mr. Rawlinson has served on the board of directors of Discover Financial Services, Inc. since February 2021 and previously served on the board of directors of MonotaRO Co., Ltd. from 2014 to 2019 and the board of directors of Nielsen Holdings plc from February 2017 to March 2021.

Employment Agreement with David Rawlinson II

The following description of Mr. Rawlinson’s Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Term; Titles, Duties and Reporting. The Employment Agreement provides for a three year and five months term commencing on July 12, 2021 and ending on December 31, 2024 (the “Term”). Effective August 1, 2021 (the “Start Date”), Mr. Rawlinson will serve as President and Chief Executive Officer-Elect of QRI, and will report to Mr. Maffei and coordinate with Mr. George regarding the transition of duties. Effective October 1, 2021, Mr. Rawlinson will serve as President and Chief Executive Officer of QRI, reporting to Mr. Maffei and the Board. Mr. Rawlinson will concurrently assume the same positions with QVC. Beginning on the Start Date and through December 31, 2021, Mr. Rawlinson will attend meetings of the Board as an observer. Mr. Rawlinson is expected to be appointed as a member of the Board effective as of January 1, 2022.

Base Salary; Annual Cash Bonus; One-Time Signing Bonus. Pursuant to the Employment Agreement, Mr. Rawlinson will receive an annual base salary of $1.25 million and an annual target cash bonus equal to 125% of his annual base salary, with Mr. Rawlinson’s maximum annual cash bonus capped at 200% of his annual base salary each year. For the 2021 calendar year, Mr. Rawlinson’s annual cash bonus will be paid in an amount equal to target and will be prorated based on the Start Date. In connection with his entry into the Employment Agreement, Mr. Rawlinson will receive a one-time cash signing bonus of $1.4 million, which he will be required to repay in the event he terminates his employment without Good Reason (as defined in the Employment Agreement) or QRI terminates his employment for Cause (as defined in the Employment Agreement) prior to the first anniversary of the first day of the Term.

Term Options. Mr. Rawlinson will be eligible to receive a one-time grant of stock options to purchase shares of QRI’s Series A common stock (“QRTEA”) with a grant date fair value equal to $6,662,500 and an exercise price per share equal to the fair market value (as defined in QRI’s 2020 Omnibus Incentive Plan) on the date of grant (the “Term Options”). The Term Options will expire on the seventh anniversary of the grant date. One-half of the options will vest on each of December 31, 2023 and December 31, 2024, in each case, subject to Mr. Rawlinson remaining employed by QRI or a subsidiary through the applicable vesting date.

Term Restricted Stock Units. Mr. Rawlinson will be eligible to receive a grant of restricted stock units with respect to shares of QRTEA with a grant date fair value equal to $5,979,167 (the “Term Restricted Stock Units”). The Term Restricted Stock Units will vest 13% on December 10, 2021 and 29% on each of December 10 of 2022, 2023 and 2024, respectively, in each case, subject to Mr. Rawlinson remaining employed by QRI or a subsidiary through the applicable vesting date.

Annual Performance-Based Restricted Stock Units. Mr. Rawlinson will receive an annual $4 million grant of performance-based restricted stock units with respect to QRTEA (the “Performance RSUs”) (the value of which will be prorated for the 2021 calendar year). Vesting of any Performance RSUs will be subject to the achievement of one or more performance metrics to be approved by the Compensation Committee (except that Mr. Rawlinson’s 2021 Performance RSUs will be subject to vesting based on his personal performance only).

Restrictive Covenants. Mr. Rawlinson is subject to certain restrictive covenants during and following his employment, including perpetual confidentiality provisions, non-competition and non-interference provisions during his employment and for 18 months following the termination of his employment for any reason and non-solicitation of employees provisions during his employment and for 2 years following the termination of his employment for any reason.

Termination. The Employment Agreement also provides that, in the event Mr. Rawlinson is terminated for Cause or terminates his employment without Good Reason, he will be entitled only to his accrued base salary and any accrued vacation through the date of termination, any unpaid expense reimbursements, any vested benefits owed in accordance with other applicable plans, programs and arrangements of QRI and any amounts due under applicable law (the “Standard Entitlements”). In addition, if Mr. Rawlinson terminates his employment without Good Reason, he will be entitled to any awarded but unpaid annual bonus for the calendar year prior to the year in which the termination occurred (“Prior Year Annual Bonus”), subject to his execution of a release and compliance with the restrictive covenants.  In each case, he will also forfeit all rights to his unvested Performance RSUs, unvested Term Options and unvested Term Restricted Stock Units.

If, however, Mr. Rawlinson is terminated without Cause or if he terminates his employment for Good Reason, he will receive the Standard Entitlements and, subject to the execution of a release and compliance with the restrictive covenants, 1.5 times his base compensation and his target annual bonus paid in installments over 18 months as well as any Prior Year Annual Bonus. Mr. Rawlinson’s unvested Term Options and unvested Term Restricted Stock Units will vest pro rata on a tranche-by-tranche basis based on the number of days that have elapsed from the Start Date through the termination date plus an additional 365 days. Mr. Rawlinson’s Performance RSUs relating to the year in which Mr. Rawlinson’s termination occurs (the “Termination Year”) will vest to the extent the Compensation Committee determines that the performance criteria for the Termination Year were met, and Mr. Rawlinson will receive a pro rata portion thereof based on the number of days Mr. Rawlinson was employed during the Termination Year. However, if Mr. Rawlinson’s termination occurs within 12 months of an approved transaction (as such term is defined in QRI’s 2020 Omnibus Incentive Plan), his Term Options, Term Restricted Stock Units and Performance RSUs will vest in full. The vesting of Mr. Rawlinson’s Term Options, Term Restricted Stock Units and Performance RSUs will be subject, in any case, to his execution of a release and compliance with the restrictive covenants.

In the case of Mr. Rawlinson’s death or disability, the Employment Agreement provides for (i) payment of the Standard Entitlements, (ii) continued payment of his base salary for one year and (iii) payment of any Prior Year Annual Bonus, subject, in the case of (ii) and (iii) to the execution of a release and compliance with the restrictive covenants. In addition, any unvested Term Options, unvested Term Restricted Stock Units and unvested Performance RSUs will vest in full.

If Mr. Rawlinson’s employment is terminated at or following expiration of the Term, he will receive the Standard Entitlements and, except in the case of a termination for Cause, and subject to the execution of a release and compliance with the restrictive covenants, any Prior Year Annual Bonus. If Mr. Rawlinson’s employment ends on December 31, 2024, he will also be eligible to receive his 2024 annual bonus and his 2024 Performance RSUs will continue to vest, in each case, as if he had remained employed by QRI.

Item 7.01. Regulation FD Disclosure.

On July 13, 2021, QRI issued a press release announcing Mr. Rawlinson’s succession as President and Chief Executive Officer of QRI. This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective as of July 12, 2021, by and between David Rawlinson and Qurate Retail, Inc.
99.1	Press Release, dated July 13, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2021

QURATE RETAIL, INC.

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Assistant Vice President and Secretary